Exhibit 99

News Release

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL REPORTS FULL YEAR SALES UP 3% TO $37.7 BILLION;
PROFORMA EARNINGS PER SHARE UP 11% TO $4.48 PER SHARE;
REPORTED EARNINGS PER SHARE OF $3.69

•	2012 Earnings Growth Driven By Strong Operational Performance

•	Record Segment Margin Of 15.6%, Up 90 bps YoY; Operating Margin 13.6% Up 160 bps YoY

•	Pension Mark-to-Market Adjustment As Expected – ($0.79) Per Share

•	Reaffirming 2013 Proforma EPS Guidance Of $4.75-4.95, Up Another 6-11% Over 2012

MORRIS TOWNSHIP, N.J., January 25, 2013 — Honeywell (NYSE: HON) today announced its results for the fourth quarter and full year 2012:

Total Honeywell
($ Millions, except Earnings Per Share)	FY 2011	FY 2012	Change

Sales	36,529	37,665	3%

Segment Margin	14.7%	15.6%	90 bps
Operating Income Margin[1]	12.0%	13.6%	160 bps

Earnings Per Share (Reported)	$2.61	$3.69	41%
Earnings Per Share (Proforma) [1]	$4.05	$4.48	11%

Cash Flow from Operations	2,833	3,517	24%
Free Cash Flow[2]	3,780	3,672	(3%)

	4Q 2011	4Q 2012	Change

Sales	9,473	9,581	1%

Segment Margin	15.1%	15.6%	50 bps
Operating Income Margin[1]	12.9%	13.9%	100 bps

Earnings Per Share (Reported)	($0.40)	$0.32	N/A
Earnings Per Share (Proforma) [1]	$1.05	$1.10	5%

Cash Flow from Operations	1,477	1,349	(9%)
Free Cash Flow[2]	1,417	1,311	(7%)

1.	Proforma, V%/bps Exclude Any Pension Mark-to-Market Adjustment
2.	Free Cash Flow (Cash Flow from Operations Less Capital Expenditures) Prior to Cash Pension Contributions

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Q4’12 Results - 2

          “Honeywell had another year of terrific performance in 2012,” said Honeywell Chairman and CEO Dave Cote. “In a weak global economy, we grew sales 3% and earnings by 11%, while expanding margins to record levels and continuing to generate strong cash flow. We outperformed while also continuing to invest in seed planting initiatives like new products and services, global growth, cost competitiveness, and strengthening our key processes — Honeywell Operating System, Velocity Product Development™, and Functional Transformation. Our balanced mix of long- and short-cycle businesses and expansion in high growth regions has offset lower demand in some of our short-cycle businesses, European weakness, and foreign exchange headwinds. We’ve also maintained a strong long-cycle backlog, now a record $15.8 billion, with new platform wins across many of our businesses last year. These positive trends, combined with our great positions in good industries, conservative planning, and the continued evolution of our internal processes will help Honeywell drive sales, margin growth, cash generation, and EPS outperformance in 2013 and over the long-term.”

The company is also reaffirming its full-year 2013 sales and EPS guidance:

Full Year Guidance

	2013 Current Guidance	Change vs. 2012

Sales	$39.0 - $39.5B	4 - 5%

Segment Margin	15.8 - 16.1%	20 - 50 bps
Operating Income Margin[1]	14.2 - 14.5%	60 - 90 bps

Earnings Per Share[1]	$4.75 - $4.95	6 - 11%

Free Cash Flow[2]	~$3.7B	~Flat

1.	Proforma, V% / bps Exclude Any Pension Mark-to-Market Adjustment
2.	Free Cash Flow (Cash Flow from Operations Less Capital Expenditures) Prior to Any NARCO Related Payments and Cash Pension Contributions

Segment Performance

Aerospace

($ Millions)	FY 2011	FY 2012	% Change

Sales	11,475	12,040	5%
Segment Profit	2,023	2,279	13%
Segment Margin	17.6%	18.9%	130 bps

	4Q 2011	4Q 2012	% Change

Sales	3,047	3,020	(1%)
Segment Profit	573	601	5%
Segment Margin	18.8%	19.9%	110 bps

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Q4’12 Results - 3

•

Sales were down (1%) compared with the fourth quarter of 2011 driven by a (6%) decline in Defense and Space, partially offset by a 3% increase in our commercial end markets. Commercial original equipment (OE) sales were up 5% driven by increased production rates at our major OE customers. Commercial aftermarket sales were up 3% driven by higher maintenance activity.

•

Segment profit was up 5%, and segment margins expanded 110 bps to 19.9%, primarily due to commercial excellence, productivity net of inflation, and lower BGA OE payments, partially offset by investments for growth.

Automation and Control Solutions
($ Millions)	FY 2011	FY 2012	% Change

Sales	15,535	15,880	2%
Segment Profit	2,083	2,232	7%
Segment Margin	13.4%	14.1%	70 bps

($ Millions)	4Q 2011	4Q 2012	% Change

Sales	4,051	4,172	3%
Segment Profit	584	645	10%
Segment Margin	14.4%	15.5%	110 bps

•

Sales were up 3% compared with the fourth quarter of 2011 as volume growth and the favorable impact of acquisitions, net of divestitures was partially offset by foreign exchange headwinds. Energy, Safety, and Security was up 4% organically due to acceleration of growth in Environmental and Combustion Controls and continued growth in Scanning & Mobility and Security. Process Solutions and Building Solutions and Distribution grew at a slower rate, reflecting a more challenging capital investment environment.

•

Segment profit was up 10% and segment margins were up 110 bps to 15.5% driven by commercial excellence and strong productivity net of inflation and other investments for growth, including the favorable impact of previously completed restructuring actions.

Performance Materials and Technologies
($ Millions)	FY 2011	FY 2012	% Change

Sales	5,659	6,184	9%
Segment Profit	1,042	1,154	11%
Segment Margin	18.4%	18.7%	30 bps

($ Millions)	4Q 2011	4Q 2012	% Change

Sales	1,430	1,545	8%
Segment Profit	223	210	(6%)
Segment Margin	15.6%	13.6%	(200 bps)

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Q4’12 Results - 4

•

Sales were up 8% reported, 2% organic, compared with the fourth quarter of 2011, resulting from the Thomas Russell acquisition in UOP, partially offset by lower volume of petrochemical and refining catalysts. Advanced Materials sales were up 5% driven by new products and applications, partially offset by challenging end market conditions.

•

Segment profit declined (6%) and segment margins contracted (200 bps) to 13.6% in the fourth quarter primarily due to lower catalyst sales in UOP, unfavorable price/raws spread in Resins and Chemicals and challenging end market conditions, partially offset by productivity net of labor inflation and investments for growth.

Transportation Systems

($ Millions)	FY 2011	FY 2012	% Change

Sales	3,859	3,561	(8%)
Segment Profit	485	432	(11%)
Segment Margin	12.6%	12.1%	(50 bps)

($ Millions)	4Q 2011	4Q 2012	% Change

Sales	944	844	(11%)
Segment Profit	117	94	(20%)
Segment Margin	12.4%	11.1%	(130 bps)

•

Sales were down (11%), down (8%) organic, compared with the fourth quarter of 2011, driven by lower European light vehicle production and aftermarket sales, partially offset by new platform launches and higher gas turbo penetration, primarily in the U.S. and China.

•

Segment profit was down (20%) in the fourth quarter and segment margins decreased (130 bps) to 11.1% primarily driven by lower sales volumes and price, unfavorable foreign exchange, and ongoing projects to drive operational improvement in the Friction Materials business, partially offset by productivity benefits.

          Honeywell will discuss its results during its investor conference call today starting at 9:00 a.m. EST. To participate on the conference call, please dial (800) 862-9098 (domestic) or (785) 424-1051 (international) a few minutes before the 9:00 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2012 earnings call or provide the conference code, HONQ412. You can hear a replay of the conference call from 12:00 p.m. EST, January 25, until 11:59 p.m. EST, February 1, by dialing (800) 374-1216 (domestic) or (402) 220-0681 (international).

          A real-time audio webcast of the presentation can be accessed at http://www.honeywell.com/investor, where related materials will be posted prior to the presentation. The presentation materials will be in Adobe Acrobat format. A replay of the webcast will be available following the presentation at the same link listed above for 30 days.

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Q4’12 Results - 5

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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Q4’12 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011

Product sales	$7,628	$7,478	$29,812	$28,745
Service sales	1,953	1,995	7,853	7,784

Net sales	9,581	9,473	37,665	36,529

Costs, expenses and other
Cost of products sold (A)	6,302	6,862	22,929	23,220
Cost of services sold (A)	1,379	1,573	5,362	5,336

	7,681	8,435	28,291	28,556
Selling, general and administrative expenses (A)	1,523	1,616	5,218	5,399
Other (income) expense	(16)	(12)	(70)	(84)
Interest and other financial charges	87	91	351	376

	9,275	10,130	33,790	34,247

Income (loss) from continuing operations before taxes	306	(657)	3,875	2,282
Tax expense (benefit)	51	(350)	944	417

Income (loss) from continuing operations after taxes	255	(307)	2,931	1,865

Income from discontinued operations after taxes	—	—	—	209

Net income (loss)	255	(307)	2,931	2,074

Less: Net income attributable to the noncontrolling interest	4	3	5	7

Net income (loss) attributable to Honeywell	$251	$(310)	$2,926	$2,067

Amounts attributable to Honeywell:
Income (loss) from continuing operations less net income attributable to the noncontrolling interest	251	(310)	2,926	1,858
Income from discontinued operations	—	—	—	209

Net income (loss) attributable to Honeywell	$251	$(310)	$2,926	$2,067

Earnings per share of common stock - basic:
Income (loss) from continuing operations	0.32	(0.40)	3.74	2.38
Income from discontinued operations	—	—	—	0.27

Net income (loss) attributable to Honeywell	$0.32	$(0.40)	$3.74	$2.65

Earnings per share of common stock - assuming dilution:
Income (loss) from continuing operations	0.32	(0.40)	3.69	2.35
Income from discontinued operations	—	—	—	0.26

Net income (loss) attributable to Honeywell	$0.32	$(0.40)	$3.69	$2.61

Weighted average number of shares outstanding-basic	787.2	774.7	782.4	780.8

Weighted average number of shares outstanding - assuming dilution	796.4	784.3	791.9	791.6

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement expense, and stock compensation expense.

(B) Below is a reconciliation of Earnings per share to Earnings per share, excluding mark-to-market pension expense. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012 [1]	2011 [1]	2012 [1]	2011 [1]

Earnings per share of common stock - assuming dilution	$0.32	$(0.40)	$3.69	$2.61
Mark-to-market pension expense	0.78	1.45	0.79	1.44

Earnings per share of common stock - assuming dilution, excluding mark-to-market pension expense	$1.10	$1.05	$4.48	$4.05

1- EPS utilizes weighted average shares outstanding and the effective tax rate for the period. Mark-to-market uses a blended tax rate of 35.0% and 36.9% for 2012 and 2011, respectively.

Q4’12 Results - 7

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011

Net Sales

Aerospace	$3,020	$3,047	$12,040	$11,475

Automation and Control Solutions	4,172	4,051	15,880	15,535

Performance Materials and Technologies	1,545	1,430	6,184	5,659

Transportation Systems	844	944	3,561	3,859

Corporate	—	1	—	1

Total	$9,581	$9,473	$37,665	$36,529

Reconciliation of Segment Profit to Income From Continuing Operations Before Taxes

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011

Segment Profit

Aerospace	$601	$573	$2,279	$2,023

Automation and Control Solutions	645	584	2,232	2,083

Performance Materials and Technologies	210	223	1,154	1,042

Transportation Systems	94	117	432	485

Corporate	(54)	(68)	(218)	(276)

Total Segment Profit	1,496	1,429	5,879	5,357

Other income (expense) (A)	7	(3)	25	33
Interest and other financial charges	(87)	(91)	(351)	(376)
Stock compensation expense (B)	(39)	(39)	(170)	(168)
Pension ongoing expense (B)	(7)	(22)	(36)	(105)
Pension mark-to-market expense (B)	(957)	(1,802)	(957)	(1,802)
Other postretirement income/(expense) (B)	(20)	(23)	(72)	86
Repositioning and other charges (B)	(87)	(106)	(443)	(743)

Income (loss) from continuing operations before taxes	$306	$(657)	$3,875	$2,282

(A) Equity income/(loss) of affiliated companies is included in Segment Profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q4’12 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,634	$3,698
Accounts, notes and other receivables	7,429	7,228
Inventories	4,235	4,264
Deferred income taxes	669	460
Investments and other current assets	631	484

Total current assets	17,598	16,134

Investments and long-term receivables	623	494
Property, plant and equipment - net	5,001	4,804
Goodwill	12,425	11,858
Other intangible assets - net	2,449	2,477
Insurance recoveries for asbestos related liabilities	663	709
Deferred income taxes	1,889	2,132
Other assets	1,205	1,200

Total assets	$41,853	$39,808

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$4,736	$4,738
Short-term borrowings	76	60
Commercial paper	400	599
Current maturities of long-term debt	625	15
Accrued liabilities	7,208	6,863

Total current liabilities	13,045	12,275

Long-term debt	6,395	6,881
Deferred income taxes	628	676
Postretirement benefit obligations other than pensions	1,365	1,417
Asbestos related liabilities	1,292	1,499
Other liabilities	5,913	6,158
Redeemable noncontrolling interest	150	—
Shareowners’ equity	13,065	10,902

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$41,853	$39,808

Q4’12 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011

Cash flows from operating activities:
Net income (loss) attributable to Honeywell	$251	$(310)	$2,926	$2,067
Adjustments to reconcile net income (loss) attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	245	253	926	957
Gain on sale of non-strategic businesses and assets	(2)	(9)	(5)	(362)
Repositioning and other charges	87	106	443	743
Net payments for repositioning and other charges	(151)	(133)	(503)	(468)
Pension and other postretirement expense	984	1,847	1,065	1,823
Pension and other postretirement benefit payments	(295)	(315)	(1,183)	(1,883)
Stock compensation expense	39	39	170	168
Deferred income taxes	(235)	(528)	84	(331)
Excess tax benefits from share based payment arrangements	(28)	(11)	(56)	(42)
Other	69	233	108	289
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	41	117	(119)	(316)
Inventories	78	130	25	(310)
Other current assets	(1)	78	(78)	25
Accounts payable	207	162	(13)	527
Accrued liabilities	60	(182)	(273)	(54)

Net cash provided by operating activities	1,349	1,477	3,517	2,833

Cash flows from investing activities:
Expenditures for property, plant and equipment	(298)	(332)	(884)	(798)
Proceeds from disposals of property, plant and equipment	3	3	5	6
Increase in investments	(220)	(58)	(702)	(380)
Decrease in investments	272	66	559	354
Cash paid for acquisitions, net of cash acquired	(376)	(346)	(438)	(973)
Proceeds from sales of businesses, net of fees paid	3	(14)	21	1,156
Other	53	(43)	11	24

Net cash used for investing activities	(563)	(724)	(1,428)	(611)

Cash flows from financing activities:
Net (decrease)/increase in commercial paper	(499)	(101)	(199)	300
Net increase/(decrease) in short-term borrowings	3	2	22	(2)
Payment of debt assumed with acquisitions	—	(33)	—	(33)
Proceeds from issuance of common stock	163	72	342	304
Proceeds from issuance of long-term debt	16	1	102	1,390
Payments of long-term debt	(1)	(500)	(1)	(939)
Excess tax benefits from share based payment arrangements	28	11	56	42
Repurchases of common stock	(317)	(76)	(317)	(1,085)
Cash dividends paid	(331)	(295)	(1,211)	(1,091)

Net cash used for financing activities	(938)	(919)	(1,206)	(1,114)

Effect of foreign exchange rate changes on cash and cash equivalents	26	(21)	53	(60)

Net (decrease)/increase in cash and cash equivalents	(126)	(187)	936	1,048
Cash and cash equivalents at beginning of period	4,760	3,885	3,698	2,650

Cash and cash equivalents at end of period	$4,634	$3,698	$4,634	$3,698

Q4’12 Results - 10

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Prior to Cash Pension Contributions (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011

Cash provided by operating activities	$1,349	$1,477	$3,517	$2,833

Expenditures for property, plant and equipment	(298)	(332)	(884)	(798)

Free cash flow	$1,051	$1,145	$2,633	$2,035

Cash pension contributions	260	272	1,039	1,745

Free cash flow, prior to cash pension contributions	$1,311	$1,417	$3,672	$3,780

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, repay debt obligations prior to their maturities, or make cash pension contributions. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q4’12 Results - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and Calculation of Segment Profit and Operating Income Margin Excluding Pension Mark-to-Market Adjustment (Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2012	2011	2012	2011

Segment Profit	$1,496	$1,429	$5,879	$5,357

Stock compensation expense (A)	(39)	(39)	(170)	(168)
Repositioning and other (A, B)	(96)	(121)	(488)	(794)
Pension ongoing expense (A)	(7)	(22)	(36)	(105)
Pension mark-to-market adjustment (A)	(957)	(1,802)	(957)	(1,802)
Other postretirement income/(expense) (A)	(20)	(23)	(72)	86

Operating Income (Loss)	$377	$(578)	$4,156	$2,574
Pension mark-to-market adjustment (A)	$(957)	$(1,802)	$(957)	$(1,802)

Operating Income excluding pension mark-to-market adjustment	$1,334	$1,224	$5,113	$4,376

Segment Profit	$1,496	$1,429	$5,879	$5,357
÷ Sales	$9,581	$9,473	$37,665	$36,529

Segment Profit Margin %	15.6%	15.1%	15.6%	14.7%

Operating Income (Loss)	$377	$(578)	$4,156	$2,574
÷ Sales	$9,581	$9,473	$37,665	$36,529

Operating Income (Loss) Margin %	3.9%	(6.1%)	11.0%	7.0%

Operating Income excluding pension mark-to-market adjustment	$1,334	$1,224	$5,113	$4,376
÷ Sales	$9,581	$9,473	$37,665	$36,529

Operating Income Margin excluding pension mark-to-market adjustment %	13.9%	12.9%	13.6%	12.0%

(A) Included in cost of products and services sold and selling, general and administrative expenses.
(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.